Amendment to Contract for
Director / Manager Services to US Corporations

between

AGROMERKUR AG
Bahnhofstrasse 7, CH-630l- Zug/ZG (Swiss Corporate ID Number CH-170.3.012.864-5)
represented by Hans Wadsack, Member of the Board of Directors
(hereinafter referred to as "Principal")

and

DIMITRIOS ARGYROS
81 Elmwood Avenue, Ho-Ho-Kus NJ 07423, USA (US Passport Number 454820751)
(hereinafter referred to as "Representative")

concerning

EURO SOLAR PARKS, INC.
A Nevada Corporation
(hereinafter referred to as "Company")

PREAMBLE

The following Amendment relates to the Contract for Director / Manager Services to US Corporations between the parties as indicated above, dated October / November 2008. The parties hereby agree as follows:

1

THIS AMENDMENT TO CONTRACT is made and entered into on NOVEMBER 27, 2008, by and between

DIMITRIOS ARGYROS, (hereinafter referred to as "Representative") and AGROMERKUR AG, (hereinafter referred to as "Principal"), being represented herein by HANS WADSACK, Member of the Board of Directors, who acts as the sole representative of the Principal, which is the shareholder of EURO SOLAR PARKS, INC., (hereinafter referred to as "Company") pursuant to Written Agreement, duly adopted, attached hereto and made a part hereof by reference:

WHEREAS, Representative is in the business of offering his services as Director / Manager to U.S. Corporations and

WHEREAS, Principal desires the services that Representative offers, Principal does hereby nominate, authorize and appoint Representative, to act as the DIRECTOR AND PRESIDENT of EURO SOLAR PARKS, INC. and Representative agrees to accept such appointment under the following terms and conditions.

THIS AMENDMENT TO CONTRACT shall amend THE AGREEMENT between the parties, dated October 30, 2008 by amending and restating section B as follows:

B. Compensation: Principal hereby agrees to pay Representative a base fee of TEN THOUSAND (US$l0,000) UNITED STATES DOLLARS for his services for the initial one year term of this Agreement. (Fee will be paid after 10 business days contract is signed. Ordinary services are described in Section C1 - C7. Services performed pursuant to sections C8 – C10 and any other services required or requested by Principal, shall be termed as extraordinary services.) Representative shall also receive FIVE THOUSAND (5,000) SHARES of EURO SOLAR PARKS, INC. common stock subject to Rule 144. EURO SOLAR PARKS, INC. shall cause to have issued by its counsel at its sole cost and expense an opinion letter for the removal of the rule 144 legend 6 months following issuance of shares. The performance of extraordinary activities performed by Representative, upon request and on behalf of Principal, is subject to a US$125 HOURLY FEE, unless otherwise agreed to in writing between the parties hereto. (Fee will be paid 5 business days after invoice submitted by Representative). For each renewal or extension period of this Agreement, Representative shall notify Principal, in writing, thirty (30) days prior to the expiration date, of any fee increase it will require for the renewal or extension period.

IN WITNESS WHEREOF: Each party has caused this Amendment to Contract, consisting of TWO (2) PAGES, to be executed in his individual or its corporate name, on its behalf, by its proper officers, duly authorized, on the day and date set forth above.

Date	Date
November 27, 2008	November 28, 2008

Principal	Representative
AGROMERKUR AG

/s/ Hans Wadsack	/s/ Dimitrios Agyros
Signature of Hans Wadsack, Director	Signature of Dimitrios Agyros